UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2010

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-12126	23-144083
(Commission file number)	(IRS employer ID)

20 South Main Street, Chambersburg, Pennsylvania	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (717) 264-6116

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

On August 26, 2010, Franklin Financial Services Corporation (the “Corporation”) amended its Dividend Reinvestment and Stock Purchase Plan (the “Plan”) effective September 30, 2010 to: (i) authorize for issuance an additional one million (1,000,000) shares of common stock on the terms and conditions of the Plan; (ii) modify the minimum and maximum amounts that may be invested pursuant to the voluntary cash payment option under the Plan to be a minimum of $25 per transaction and a maximum of $250,000 per calendar quarter; (iii) provide for investment of voluntary cash payments on as frequently as a weekly basis; (iv) permit participants to make voluntary cash payments via ACH transfer; and (v) modify the formula for determining the purchase price with respect to shares purchased under the Plan directly from the Corporation, rather than on the open market  The new prospectus for the Plan will be included in a registration statement filed with the Securities and Exchange Commission to register one million (1,000,000) shares of common stock for sale to participants in the Plan.

A copy of the form of transmittal letter to be distributed to shareholders of the Corporation announcing the amendments to the Plan and including a copy of the new prospectus is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Franklin Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan Form of Transmittal Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Financial Services Corporation

Date:	September 1, 2010	By:	/s/ William E. Snell, Jr.
William E. Snell, Jr., President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Franklin Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan Form of Transmittal Letter.